UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
NORFOLK DIVISION

LAWRENCE TREPPEL, Derivatively On
Behalf of NORFOLK SOUTHERN
CORPORATION,

Plaintiff,

vs.

J. PAUL REASON, CHARLES W.
MOORMAN, IV, DAVID R. GOODE,
MICHAEL D. LOCKHART, GERALD L.
BALILES, LANDON HILLIARD, GENE R.
CARTER, STEVEN F. LEER, ALSTON D.
CORRELL, BURTON M. JOYCE, DANIEL
A. CARP, KAREN N. HORN, THOMAS D.
BELL, JR.,

Defendants,

-and-

NORFOLK SOUTHERN CORPORATION, a
Virginia corporation,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 2:11 -cv-00384-MSD-DEM

                              ORDER DISMISSING DERIVATIVE ACTION WITH PREJUDICE AS
                TO PLAINTIFF BUT OTHERWISE CONDITIONALLY WITHOUT PREJUDICE AS
             TO NORFOLK SOUTHERN CORPORATION AND/OR ANY OTHER SHAREHOLDER
                                                   OF NORFOLK SOUTHERN CORPORATION

        Upon Plaintiff’s motion pursuant to Rules 41(a)(2) and 23.1(c) of the Federal Rules of
Civil Procedure and filed with the consent of Defendants, it is ORDERED that:

        1.           This derivative action shall be dismissed immediately with prejudice as to
Plaintiff.

        2.           This derivative action shall also be dismissed without prejudice as to Norfolk
Southern and/or any other Norfolk Southern shareholder unless, within  thirty (30) days of  the
Order, another Norfolk Southern shareholder intervenes and demonstrates that this action should not be dismissed.

        3.           Within seven (7) days of the Court’s entry of this Order, Defendants will give notice of dismissal of this action and this Order in a public disclosure filed by Norfolk Southern with the U.S. Securities and Exchange Commission, with all costs of the notice to be borne by
Defendants.  Defendants shall provide a copy of the notice to Plaintiff at least three (3) days prior to the filing.  Publication in this manner shall constitute notice of the voluntary dismissal of this action pursuant to Rule 23.1(c) of the Federal Rules of Civil Procedure.

        4.           All parties believe that this action was litigated in good faith, and all parties will bear their own fees, costs and expenses.

DATED:  Sept. 12, 2011

                                                                /s/MSD
                                                                Mark S. Davis
United States District Judge

                                                                                                ____________________________
United States District Judge
Mark S. Davis